Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Holley Inc. on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-258075) of our report dated March 5, 2021, except for the effects of the restatement discussed in Note 2 – Amendment 1 as to which the date is May 18, 2021, and the effects of the restatement discussed in Note 2 – Amendment 2 as to which the date is February 2, 2022, with respect to our audit of the financial statements of Holley Inc. (f/k/a Empower Ltd.) as of December 31, 2020 and for the period from August 19, 2020 (inception) through December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. We were dismissed as auditors on August 10, 2021 and accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

February 2, 2022